UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 3, 2010

SUMMIT HOTEL PROPERTIES, LLC
(Exact name of registrant as specified in its charter)

South Dakota	000-51955	20-0617340
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. employer identification no.)

2701 South Minnesota Avenue, Suite 6, Sioux Falls, South Dakota 57105
(Address of principal executive offices, including zip code)

Registrant’s Telephone Number, Including Area Code: (605) 361-9566

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Fortress Credit Corp. (“Fortress”) has extended, until May 17, 2010, its agreement to forbear from declaring a default or otherwise enforcing its rights under Summit Hotel Properties, LLC’s (“Company”) loan with Fortress (“Fortress Loan”).   The Company and Fortress have agreed to the material terms of an extension of the Fortress Loan.  To permit the parties time to finalize definitive documentation for the extension, Fortress agreed, pursuant to a Forbearance Agreement to forbear from declaring a default or otherwise enforcing its rights under the Fortress Loan until April 5, 2010, which was amended to April 19, 2010, and further amended to May 3, 2010.  (For additional information see the Current Reports on Form 8-K filed with the SEC on March 4, 2010, April 6, 2010, and April 21, 2010.)  The Forbearance Agreement has been further amended, pursuant to a Third Amended and Restated Forbearance Agreement, to extend the period of forbearance until May 17, 2010.

In March 2007 the Company entered into the Fortress Loan, in the amount of $99.7 million and with a maturity date of March 5, 2010.  The balance of the Fortress Loan was $85.0 million as of April 5, 2010.

Item 9.01 Financial Statements and Exhibits.

10.1
Third Amended and Restated Forbearance Agreement between Summit Hotel Properties, LLC and Fortress Credit Corp. dated May 3, 2010 concerning a loan made by Fortress Credit Corp. in the amount of $99.7 million dated March 5, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUMMIT HOTEL PROPERTIES, LLC

By:	/s/ Kerry W. Boekelheide
Name: Kerry W. Boekelheide
Title: Chief Executive Officer

Dated:  May 7, 2010